UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2007

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street Philadelphia, PA 19123
(Address of Principal Executive Offices)

(215) 873-2200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events

On February 28, 2007, Mothers Work, Inc. (the “Company”) issued a press release announcing that it has retained Banc of America Securities LLC to arrange a new $90 million senior secured Term Loan B to refinance the remaining $90 million outstanding principal amount of its 11¼% Senior Notes due 2010.  In addition, as part of this proposed offering, the Company announced it is currently negotiating to amend its existing $60 million credit facility to extend its maturity as well as to modestly increase its size to $65 million.  A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also, on February 28, 2007, the Company issued a press release announcing that on February 28, 2007 Moody’s Investors Service (“Moody’s”) raised both its corporate family credit rating and its probability of default rating on Mothers Work to B2 from B3.  Also, Moody’s raised its credit rating on Mothers Work’s outstanding 11¼% Senior Notes to B3 from Caal.  In addition to these upgrades, Moody’s also assigned a B2 rating to the Company’s proposed $90 million senior secured Term Loan B, the proceeds of which the Company would use to redeem its remaining outstanding 11¼% Senior Notes due 2010.  Moody’s attached an outlook of “stable” to its credit rating of the Company.  A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

The following exhibits are furnished with this Form 8-K:

Exhibit No.	Description
99.1	Press release of Mothers Work, Inc. issued February 28, 2007 regarding proposed refinancing

99.2	Press release of Mothers Work, Inc. issued February 28, 2007 regarding Moody’s credit ratings

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 5, 2007	MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Executive Vice President - Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release of Mothers Work, Inc. issued February 28, 2007 regarding proposed refinancing

99.2	Press release of Mothers Work, Inc. issued February 28, 2007 regarding Moody’s credit ratings